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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Event Reported: 5/24/99


                        MIDCOAST ENERGY RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

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
     Nevada                      0-8898                       76-0378638
(State or other                Commission                  (I.R.S. Employer
jurisdiction of                File Number                Identification No.)
 incorporation)
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Suite 2950,  1100 Louisiana Street,  Houston, Texas              77002
    (address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: 713/650-8900
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              MIDCOAST ENERGY RESOURCES, INC.,  AND SUBSIDIARIES

Item 5.  Other Events

     In connection with the sale by Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), to the public under its Registration Statement on Form S-3 (No. 333-70371), of 3,460,000 shares of common stock of the Company, par value $.01 per share, of which 3,370,00 shares are being offered for sale by the Company and 90,000 shares are being offered by two selling shareholders, the Company entered into a Purchase Agreement, dated May 24, 1999, with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp., and Prudential Securities Incorporated, as representatives of the several underwriters listed on Schedule A thereto (the "Purchase Agreement"). A copy of the Purchase Agreement is attached as Exhibit 1.1 to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     c)   Exhibits

     1.1 Purchase Agreement, dated May 24, 1999, among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets, Inc., and Prudential Securities Incorporated, as representatives of the several underwrites named therein.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


MIDCOAST ENERGY RESOURCES, INC.

Date: March 27, 1999          By: /s/  Richard A. Robert
                                        Treasurer
                                        Principal Financial Officer
                                        Principal Accounting Officer